EXHIBIT 99.1

PRESS RELEASE

For Immediate Release: November 2, 2004

Contact:
Valerie Newsom
Phone: 432.684.0301
Email: vnewsom@caprockenergy.com

Cap Rock Energy Announces Repayment of Beal Bank Loan

Midland, Texas —Cap Rock Energy Corporation (AmEx: RKE) announced today that its transmission affiliate has elected to repay the initial advance of funds and will not proceed with the second phase of financing with Beal Bank S.S.B.  The initial advance of funds of $14,169,000 was originally due September 9, 2004, and subsequently extended to October 29, 2004.  The collateral, which was composed of a restricted securities account of $14,169,000, was used to satisfy the debt payment.  The Company believes it has adequate cash on hand or from operations to fund its operations.  In the event the Company needs additional capital it believes it has other options available, which it may pursue, such as obtaining funds from another lender, entering into a sale leaseback arrangement or selling the transmission system.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Although the Company believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Company’s business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not limitation, general business and economic conditions, regulatory uncertainties and the legislative environment.  These and other applicable risks and uncertainties are more fully explained in the Company’s latest filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.